Exhibit 99.4
OSI PHARMACEUTICALS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The following unaudited pro forma condensed combined balance sheet combines the historical unaudited consolidated balance sheets of OSI Pharmaceuticals, Inc., or OSI, and Eyetech Pharmaceuticals, Inc, or Eyetech, as of September 30, 2005, prepared in accordance with U.S. GAAP, giving effect to the merger as if it occurred on September 30, 2005. The following unaudited pro forma condensed combined statements of operations for the year ended September 30, 2004, the three-month transition period ended December 31, 2004 and the nine-month period ended September 30, 2005 combine the historical consolidated financial statements of OSI and Eyetech giving effect to the merger as if it occurred on October 1, 2003, reflecting only pro forma adjustments expected to have a continuing impact on the combined results. The unaudited pro forma statement of operations for the year ended September 30, 2004 combines the historical consolidated statements of operations of OSI for the year ended September 30, 2004 and Eyetech for the year ended December 31, 2004. In December 2004, OSI changed its fiscal year end to December 31 and filed a transition report on Form 10-QT for the three-month period ended December 31, 2004. The unaudited pro forma condensed combined statement of operations for the three-month period ended December 31, 2004 combines the historical consolidated statements of operations of OSI and Eyetech for the three-month periods ended December 31, 2004. Accordingly, the historical consolidated statement of operations for Eyetech for the three months ended December 31, 2004 are included in the unaudited condensed pro forma statements of operations for both the year ended September 30, 2004 and the three months ended December 31, 2004. The unaudited pro forma condensed statement of operations for the nine-month period ended September 30, 2005 combines the historical consolidated statements of OSI and Eyetech for the nine-month period ended September 30, 2005.
     Under the purchase method of accounting, the total estimated purchase price is allocated to the net tangible and intangible assets of the acquired entity based on their estimated fair values as of the completion of the transaction. A final determination of these estimated fair values will be based on a valuation of the actual net tangible and intangible assets of Eyetech that exists as of the closing date of the transaction. The Company has engaged an outside valuation firm to assist in determining fair values of the assets acquired and liabilities assumed.
     These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have actually been obtained had the merger been completed on the assumed dates or for the periods presented, or which may be realized in the future. To produce the pro forma financial information, OSI allocated the purchase price using its best estimates of fair value. These estimates are based on the information available at the time the registration statement was declared effective. In addition to the independent third-party valuation, the impact of the integration activities, the timing of the completion of the transaction in November 2005 and other changes in Eyetech’s net tangible and intangible assets that may have occurred prior to completion of the transaction could cause material differences from the information presented below. Accordingly, the purchase accounting adjustments reflected in these unaudited pro forma condensed combined financial statements are preliminary and subject to change and do not reflect potential changes in the market assumptions from those used in the initial valuation models. Further, the unaudited pro forma condensed combined financial statements do not include any adjustments for restructuring liabilities that may result from integration activities, as management of OSI has not yet finalized the nature and extent of these activities. The unaudited pro forma financial information does not reflect any potential operating efficiencies. The unaudited pro forma condensed combined financial statements should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical consolidated financial statements and accompanying notes of OSI and Eyetech in their respective Form 10-K’s and Form 10-Q’s.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of September 30, 2005

	Historical	Historical	Pro Forma		OSI Pro Forma
	OSI	Eyetech	Adjustments	Notes	Combined
	(Amounts in thousands, except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$162,855	$40,664	$(124,704)	C,G	$78,815
Investment securities	392,962	190,814	(583,776)	C	—
Restricted investment securities — short-term	4,833	—			4,833
Receivables	37,363	99,946			137,309
Inventory — net	16,990	10,039	8,909	A	35,938
Interest receivables	2,920	—			2,920
Prepaid expenses and other current assets	8,127	4,811			12,938

Total current assets	626,050	346,274	(699,571)		272,753

Restricted cash and investment securities — long-term	—	5,927			5,927
Property, equipment and leasehold improvements — net	44,608	21,453			66,061
Debt issuance costs — net	3,095	—			3,095
Goodwill	39,091	—	157,581	H	196,672
Other intangible assets — net	11,960	—	386,000	H	397,960
Other assets	2,830	10,584			13,414

TOTAL ASSETS	$727,634	$384,238	$(155,990)		$955,882

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$35,327	$36,610	$		$71,937
Unearned revenue — current	9,275	13,406	(13,406)	B	9,275
Collaboration profit share payable	—	40,760			40,760
Capital leases payable and deferred rent — current	—	2,421			2,421

Total current liabilities	44,602	93,197	(13,406)		124,393

Other liabilities:
Capital leases payable and deferred rent — long term	2,206	8,159			10,365
Unearned revenue — long-term	26,668	149,820	(149,820)	B	26,668
Convertible senior subordinated notes — long-term	150,000	—			150,000
Contingent value rights	22,047	—			22,047
Accrued post-retirement benefit	5,066	—			5,066

Total liabilities	250,589	251,176	(163,226)		338,539

Stockholders’ equity:
Common stock, $.01 Par Value	529	457	(457)	E	586
			57	F
Additional paid-in capital	1,391,994	423,729	(423,729)	E	1,607,619
			205,335	F
			1,906	F
			8,384	L
Deferred compensation	(762)	(23,096)	23,096	E	(9,146)
			(8,384)	L
Accumulated deficit	(891,424)	(266,475)	266,475	E	(958,424)
			(67,000)	D
Accumulated other comprehensive income	2,159	(699)	699	E	2,159
Less: Treasury stock	(25,451)	(854)	854	E	(25,451)

Total stockholders’ equity	477,045	133,062	7,236		617,343

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$727,634	$384,238	$(155,990)		$955,882

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Twelve Months Ended September 30, 2004

					OSI
	Historical	Historical	Pro Forma		Pro forma
	OSI	Eyetech	Adjustments	Notes	Combined
	(Amounts in thousands, except per share amounts)
Revenues:
Product sales and sales commissions	$35,525	$—	$		$35,525
Reimbursement of development costs	—	43,629			43,629
License, milestone and other revenues	7,275	5,723	(5,000)	N	7,998

Total revenues	42,800	49,352	(5,000)		87,152

Expenses:
Cost of product sales	8,985	—			8,985
Research and development	110,398	102,739	2,225	L	215,362
Acquired in-process research and development	32,785	—	67,000	D	99,785
Selling, general and administrative	98,909	50,778	2,719	L	152,406
Impairment of intangible asset	24,599	—			24,599
Amortization of intangibles	18,606	—	30,880	I	49,486

Total operating expenses	294,282	153,517	102,824		550,623

Loss from operations	(251,482)	(104,165)	(107,824)		(463,471)
Other income (expense):
Investment income — net	5,259	3,810	(9,069)	J	—
Interest expense	(13,436)	(151)	(15,891)	M	(29,478)
Other income (expense) — net	(712)	—			(712)

Net loss	(260,371)	(100,506)	(132,784)		(493,661)

Preferred stock accretion	—	(816)	816	O	—

Net loss	$(260,371)	$(101,322)	$(131,968)		$(493,661)

Basic and diluted net loss per common share	$(6.50)	$(2.70)			$(10.79)

Weighted average shares of common stock outstanding	40,083	37,587	(37,587)	K	45,737
			5,654	K

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Three Months Ended December 31, 2004

					OSI
	Historical	Historical	Pro Forma		Pro forma
	OSI	Eyetech	Adjustments	Notes	Combined
	(Amounts in thousands, except per share amounts)
Revenues:
Product sales and sales commissions	$11,756	$—	$		$11,756
Reimbursement of development costs	—	9,808			9,808
License, milestone and other revenues	591	1,815	(1,250)	N	1,156

Total revenues	12,347	11,623	(1,250)		22,720

Expenses:
Cost of product sales	(1,247)	—			(1,247)
Research and development	31,913	21,016	512	L	53,441
Net expense from unconsolidated joint business	7,661	—			7,661
Selling, general and administrative	20,313	21,534	625	L	42,472
Amortization of intangibles	3,804	—	7,720	I	11,524

Total operating expenses	62,444	42,550	8,857		113,851

Loss from operations	(50,097)	(30,927)	(10,107)		(91,131)
Other income (expense):
Investment income — net	2,380	1,205	(3,585)	J	—
Interest expense	(1,219)	(34)	(5,568)	M	(6,821)
Other income (expense) — net	541	—			541

Net loss	$(48,395)	$(29,756)	$(19,260)		$(97,411)

Basic and diluted net loss per common share	$(1.02)	$(0.72)			$(1.84)

Weighted average shares of common stock outstanding	47,375	41,326	(41,326)	K	53,029
			5,654	K

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Nine Months Ended September 30, 2005

					OSI
	Historical	Historical	Pro Forma		Pro forma
	OSI	Eyetech	Adjustments	Notes	Combined
	(Amounts in thousands, except per share amounts)
Revenues:
Net revenue from unconsolidated joint business	$54,892	$—	$		$54,892
Royalties on product sales	1,952	—			1,952
Product sales and sales commissions	22,103	126,131			148,234
Reimbursement of development costs	—	21,748			21,748
License, milestone and other revenues	8,737	11,184	(3,750)	N	16,171

Total revenues	87,684	159,063	(3,750)		242,997

Expenses:
Cost of product sales	3,636	26,158			29,794
Research and development	86,007	66,688	522	L	153,217
Acquired in-process research and development	3,542	—			3,542
Collaboration profit sharing	—	50,226			50,226
Selling, general and administrative	65,765	49,127	639	L	115,531
Amortization of intangibles	11,435	—	23,160	I	34,595

Total operating expenses	170,385	192,199	24,321		386,905

Loss from operations	(82,701)	(33,136)	(28,071)		(143,908)
Other income (expense):
Investment income — net	10,563	5,648	(12,950)	J	3,261
Interest expense	(3,657)	(171)			(3,828)
Other income (expense) — net	(1,283)	—			(1,283)

Net loss	$(77,078)	$(27,659)	$(41,021)		$(145,758)

Basic and diluted net loss per common share	$(1.50)	$(0.64)			$(2.56)

Weighted average shares of common stock outstanding	51,284	43,349	(43,349)	K	56,938
			5,654	K

NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
1. Description of Transaction and Basis of Presentation
     On November 14, 2005, OSI consummated its merger with Eyetech. In the merger, Merger EP, a specially formed, wholly-owned subsidiary of OSI, merged with and into Eyetech. Eyetech is the surviving corporation and will continue to exist under Delaware law as a wholly-owned subsidiary of OSI. At the time of the merger, the surviving corporation was renamed (OSI) Eyetech, Inc. The by-laws of Merger EP, as in effect immediately before the merger, are the by-laws of the surviving corporation. At the effective time of the merger, the certificate of incorporation of the surviving corporation was amended so as to contain the provisions of the certificate of incorporation annexed to the merger agreement as Exhibit B, which is substantially the same as the certificate of incorporation of Merger EP as in effect immediately before the merger.
     Under the terms of the merger agreement, each share of common stock of Eyetech outstanding at the effective time of the merger was converted automatically into the right to receive $15.00 in cash and 0.12275 shares of OSI common stock. Eyetech had granted options to purchase shares of its common stock under its 2003 Stock Incentive Plan and its 2001 Stock Plan. Eyetech had also granted options outside of its plans. Each outstanding option granted under the 2003 Stock Incentive Plan or granted outside of a plan that was unvested prior to the effective time of the merger was accelerated in full and became immediately vested and exercisable. Any of these options that remained unexercised as of the effective time of the merger were terminated or cancelled in accordance with their terms. Each outstanding option that was granted under the Eyetech 2001 Stock Plan which was not exercised prior to the effective time of the merger was assumed by OSI at the effective time of the merger and became an option to purchase shares of OSI common stock on the same terms and conditions as were applicable to the option immediately prior to the effective time. The number of shares of OSI common stock subject to each assumed option was determined by multiplying the number of shares of Eyetech common stock that were subject to each option prior to the effective time of the merger by a conversion ratio of 0.491, and rounding that result down to the nearest whole number of shares of OSI common stock. The per share exercise price for the assumed options was determined by dividing the per share exercise price of the Eyetech common stock subject to each option as in effect immediately prior to the effective time by the conversion ratio of 0.491, and rounding that result up to the nearest whole cent.
2. Purchase Price
     A preliminary estimate of the purchase price is as follows (table in thousands):

Cash consideration	$690,858
Equity consideration	207,298
Transaction costs and fees	10,450

Preliminary estimated purchase price	$908,606

     The fair value of the OSI shares used in determining the purchase price was $36.33 per share based on the average of the closing price of OSI common stock for the period two days before and two days after the August 21, 2005 merger agreement announcement date. The fair value of the OSI stock options issued was determined using the Black-Scholes option pricing model with the following assumptions: stock price of $36.33, which is the value ascribed to the OSI shares in determining the purchase price; volatility of 58%; risk-free interest rate of 3.9%; and the remaining expected life of the option.

NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS — (Continued)
     The preliminary estimated purchase price has been allocated to the tangible and intangible assets and liabilities to be acquired based on their estimated fair values as of September 30, 2005 (table in thousands):

Fair value of net tangible assets acquired	$298,025
Identifiable intangible assets acquired — core technology	386,000
In-process research and development	67,000
Goodwill	157,581

Value assigned to net tangible and intangible assets acquired	$908,606

     The allocation of the estimated purchase price is preliminary. The final determination of the purchase price allocation will be based on the fair value of assets acquired, including the fair values of in-process research and development, other identifiable intangibles and the fair values of liabilities assumed as of the date that the merger was consummated. The allocation of the purchase price requires a series of assumptions, estimates and the exercise of judgment including the assignment of values to tangible and intangible assets.
     The purchase price allocation will remain preliminary until a valuation of significant identifiable intangible assets acquired (including in-process research and development) is completed and OSI determines the fair values of other identifiable assets acquired and liabilities assumed. The Company has engaged an outside valuation firm to assist in determining fair values of the assets acquired and liabilities assumed. The revised determination of the purchase price allocation is expected to be completed as soon as practicable after consummation of the merger. The revised amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements.
     The estimated fair value attributed to core technology, which relates to Eyetech’s existing FDA-approved product, Macugen, was determined based on a discounted forecast of the estimated net future cash flows to be generated from the technology. The estimated fair value attributed to core technology will be amortized over the best estimate of its useful life. The method of amortization will reflect the pattern in which the economic benefits of the intangible asset are consumed or otherwise used up. For purposes of preparing the accompanying pro forma statements of operations, straight-line amortization over 12.5 years was assumed.
     The amount allocated to in-process research and development represents an estimate of the fair value of purchased in-process technology for research projects that, as of the closing date of the merger, will not have reached technological feasibility and have no alternative future use. Only those research projects that had advanced to a stage of development where management believed reasonable net future cash flow forecasts could be prepared and a reasonable likelihood of technical success existed were included in the estimated fair value. The estimated fair value of the in-process research and development was determined based on a discounted forecast of the estimated net future cash flows for each project, adjusted for the estimated probability of technical success and FDA approval for each research project. In-process research and development will be expensed immediately following consummation of the merger.
3. Pro Forma Adjustments
(A)	To eliminate Eyetech’s historical carrying value for inventory and record the estimated fair value of the acquired inventory. The fair value step-up of inventory will result in a $8.9 million decrease in gross margin as the inventory is sold, following consummation of the merger. This impact has not been reflected in the pro forma condensed combined statements of operations because it is a material non-recurring charge that will be reflected in operations in the 12-month period following the merger.

NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS — (Continued)
(B)	To eliminate Eyetech’s unearned revenue, as there are no performance obligations assumed by OSI related to the payments that resulted in the recognition of Eyetech’s as unearned revenue.

(C)	To record cash consideration payable of $690.9 million to Eyetech stockholders under the merger agreement consisting of $107.1 million of cash and $583.8 million of investment securities.

(D)	To record the estimated fair value of the in-process research and development acquired in the merger.

(E)	To eliminate Eyetech stockholders’ equity accounts.

(F)	To record the issuance of approximately 5.7 million shares of OSI common stock to Eyetech stockholders and other equity consideration (stock options) exchanged in the merger.

(G)	To record the estimated transaction costs and fees incurred or expected to be incurred by OSI of $10.4 million in connection with the merger, which will be considered part of the purchase price. Also includes $10.7 million of transaction costs and fees incurred by Eyetech related to the merger and that will be expensed by Eyetech and $3.5 million of cash received from the exercise of Eyetech options prior to the merger consummation date.

(H)	To record the preliminary estimated identifiable intangible assets and goodwill from the merger.

(I)	To record the amortization of acquired intangible identifiable assets with definitive lives from the merger. The preliminary estimated intangible asset and its estimated useful life is as follows:

	Preliminary Estimated	Estimated
Intangible Asset	Fair Value	Useful Life
	(In thousands)
Core technology	$386,000	12.5 Years
(J)	To record the reduction in investment income resulting from the reduced cash, cash equivalents and investment balances after payments to effect the merger.

(K)	Pro forma basic and diluted income (loss) per common share amounts for the year ended September 30, 2004, the three-month period ended December 31, 2004, and the nine-month period ended September 30, 2005 are based upon the historical weighted average number of OSI common shares outstanding, adjusted to reflect the issuance of approximately 5.7 million shares of OSI common stock as a result of the acquisition.

(L)	To record the deferred stock-based compensation related to unvested Eyetech restricted shares and options assumed by OSI in the merger of $8.3 million. The amount of the deferred compensation was based on the portion of the intrinsic value of the Eyetech options and restricted stock that relates to the future vesting period. The intrinsic value of the unvested options was measured as the difference between the assumed value of the OSI common stock of $25.38 per share at the consummation date of the merger and the exercise price of the assumed Eyetech options after giving consideration to the exchange of the Eyetech options for OSI options. The deferred compensation is being amortized over the remaining vesting period of the assumed options. The amortization expense has been recorded in the expense category associated with the departmental classification of the grantee.

(M)	To record additional interest expense related to an assumed borrowing arrangement as a result of the combined entities not having sufficient cash to consummate the merger as of October 1, 2003. The interest rate was assumed to be 6.51%. The average borrowings for the twelve months ended September 30, 2004 and the three months ended December 31, 2004 were $244 million and $303 million, respectively. The actual amount to be borrowed in connection with the completion of the merger, if any, may differ significantly from the pro forma amounts used to derive amounts to be borrowed and the pro forma interest expense. A change of 0.125% in the interest rate would result in a change in interest expense and net loss of $305,000 and $107,000 for the year ended September 30, 2004 and the three months ended December 31, 2004.

NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS — (Continued)
(N)	To eliminate the recognition of deferred revenue related to deferred revenue recorded on Eyetech’s balance sheet as of January 1, 2004.

(O)	To eliminate Eyetech’s accretion charge on its preferred stock.